SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                       FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934



                                   October 25, 1996
                   Date of Report (Date of earliest event reported)



                              CALIFORNIA MICROWAVE, INC.
                (Exact name of registrant as specified in its charter)


          Delaware                 0-7428              94-1668412
          (State or other          (Commission         (IRS Employer
          jurisdiction of          File Number)        Identification No.)
          incorporation)


                555 Twin Dolphin Drive, Redwood City California 94065
                 (Address of principal executive offices)  (Zip Code)


          (Registrant's telephone number, including area code): 415/596-9000






















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                       Item 5.  Other Events.

                       At the Annual Meeting of Shareholders of California
             Microwave, Inc. held on october 25, 1996, Terry W. Ward and Frederick W. Whitridge, Jr. were nominated for election to the nine-member Board of Directors of the Company. All of the nine nominees of the Board of Directors listed in the Company's Proxy Statement furnished in connection with the Annual Meeting, namely Philip F. Otto, David B. Leeson, Gilbert F. Johnson, Arthur H. Hausman, Edward E. David, Jr., Alfred M. Gray, J.J. Adorjan, William B. Marx, Jr. and Albert
             F. Paladino, were also nominated for election. The persons nominating Messrs. Ward and Whitridge are voting their shares on a cumulative basis and the proxy holders of management will also exercise their discretionary authority to cumulate all votes they are entitled to vote and allocate those votes in favor of nominees of the Board in such manner as the proxyholders may determine. It is expected that the results of the election will be available within the next few weeks.


                                       SIGNATURE

                       Pursuant to the requirements of the Securities
             Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CALIFORNIA MICROWAVE, INC.
                                           (Registrant)



                                      By:  /s/ George L. Spillane
                                           _________________________
                                      Name:     George L. Spillane
                                      Title:    Vice President and
                                                Secretary



             Dated:  October 28, 1996












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